UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD # 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Vestin Realty Mortgage II, Inc. (the “Company”) and MVP Capital Partners, LLC (“MVP Capital”) have entered into a membership interest transfer agreement (the “Transfer Agreement”), dated as of December 19, 2013, pursuant to which the Company has acquired from the Seller an additional 20% of the membership interests (the “Acquired Interests”) of MVP Realty Advisors, LLC (“MVP Advisor”). The Company and Vestin Realty Mortgage I, Inc. now own 60% and 40% of the aggregate membership interests of MVP Advisor. The Company previously disclosed an agreement in principle with MVP Capital to acquire the Acquired Interests in a Form 8-K filed with the Securities and Exchange Commission on November 27, 2013.

Pursuant to the Transfer Agreement, the Company did not pay any up-front consideration for the Acquired Interests, but will be responsible for its proportionate share of future expenses of MVP Advisor. In recognition of MVP Capital’s substantial investment in MVP Advisor for which MVP Capital received no up-front consideration, the Transfer Agreement and the amended operating agreement of MVP Advisor further provide that once the Company and Vestin Realty Mortgage I, Inc. have been repaid in full for any capital contributions to MVP Advisor or for any expenses advanced on MVP Advisor’s behalf (“Capital Investment”), and once they have received an annualized return on their Capital Investment of 7.5%, then MVP Capital will receive one-third of the net profits of MVP Advisor.

The material terms of the Transfer Agreement described herein are qualified in their entirety by the Transfer Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit                            Description
10.1	Membership Interest Transfer Agreement, dated December 19, 2013, between Vestin Realty Mortgage II, Inc. and MVP Capital Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: December 26, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer

EXHIBIT INDEX

Exhibit        Description

10.1	Membership Interest Transfer Agreement, dated December 19, 2013, between Vestin Realty Mortgage II, Inc. and MVP Capital Partners, LLC.